UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

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☐ Soliciting material Pursuant to Rule 14a-12

MEDIA GENERAL, INC.

(Name of Registrant as Specified In Its Charter)

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 14, 2008, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. issued a press release in connection with the upcoming 2008 annual meeting of stockholders of Media General, Inc. A copy of the April 14, 2008 press release is attached hereto as Exhibit 1.

Exhibit 1

FOR IMMEDIATE RELEASE

Harbinger Capital Partners Notes Glass Lewis Recommendation that Media General Stockholders Vote the Green Proxy Card

Glass Lewis urges Media General stockholders not to vote for any of Media General’s class A nominees

New York, NY, April 14, 2008 – Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, “Harbinger Capital Partners”) today announced that Glass Lewis, one of the leading providers of proxy advisory services, has recommended that stockholders of Media General (NYSE : MEG) use the GREEN proxy card to vote for a Harbinger Capital Partners proposed director at the upcoming annual stockholders meeting scheduled for April 24, 2008. Importantly, Glass Lewis urged Media General stockholders NOT to vote for any of Media General’s class A nominees.

In its analysis, Glass Lewis explained the following about Harbinger Capital Partner’s nominee, J. Daniel Sullivan:

•

“...we believe that the board may benefit from the participation from an experienced and independent voice on the board. We believe that nominee Sullivan has extensive operating experience in the media industry which could prove valuable to the Company during its turn-around period.”

Glass Lewis was critical of Media General for several reasons, including:

•	“...extended under-performance of Media General’s shares.”
•	“...despite the Company’s strategic plan and turn around efforts, Media General’s share price has not traded in the ‘middle of the pack’ for some time.”
•	“...the Company has not disclosed the director attendance records for the board and committee meetings held during the past fiscal year.”
•	“...ratification of the Company’s independent auditor is a voting item for class B owners only.”
•	“Media General’s executive compensation received a D grade in [Glass Lewis’s] proprietary pay-for-performance model...”
•	“...governance matters only serve to underscore the performance issues...”

Commenting on Glass Lewis’s recommendation, Joseph Cleverdon, Vice President and Director of Investments at Harbinger Capital Partners, said: “We are pleased with Glass Lewis’s recommendation to their clients to vote on Harbinger Capital Partner’s GREEN proxy card to elect one of our nominees, and not use management’s white card. We believe that Glass Lewis’s decision corroborates our view that the current Media General board of directors has not succeeded in delivering stockholder value and is in urgent need of media industry experience and a fresh perspective.”

Harbinger Capital Partners encourages all stockholders to vote for all its nominees on the GREEN proxy card at the Media General upcoming annual stockholder’s meeting scheduled for April 24, 2008.

On March 19, 2008, Harbinger Capital Partners filed a definitive proxy statement with the SEC to solicit proxies in connection with the 2008 Annual Meeting of stockholders of Media General, Inc. to be held on April 24, 2008. Company stockholders are encouraged to read the definitive proxy statement and other proxy materials relating to the 2008 Annual Meeting because they contain important information, including a description of who may be deemed to be “participants” in the solicitation of proxies and the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation. Such proxy materials are available at no charge on the SEC’s website at http//www.sec.gov. In addition, stockholders may also obtain a free copy of the definitive proxy statement and other proxy materials by contacting our proxy solicitors, Innisfree M&A Incorporated, toll free at (888) 750-5834.

Contacts

Edelman on behalf of Harbinger Capital Partners:

Christopher Mittendorf (212)704-8134

christopher.mittendorf@edelman.com

John Dillard (212)704-8174

john.dillard@edelman.com